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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 13, 2005


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                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)


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        Cayman Islands                  1-10809              98-0191089
(State or other jurisdiction          (Commission         (I.R.S. Employer
      of incorporation)               File Number)       Identification No.)

             XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (441) 292 8515

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On September 13, 2005, XL Capital Ltd (the "Company") and Paul S. Giordano (the "Executive") entered into the First Amendment (the "Amendment") to the Employment Agreement (the "Employment Agreement") between the Executive and the Company dated as of January 1, 2005. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

     The Amendment provides for the payment to the Executive of a monthly housing allowance beginning effective July 1, 2005 and continuing for a period of three years thereafter. The amount is $15,000 per month for the first year, $10,000 per month for the second year and $5,000 per month for the third year. If the Executive's employment is terminated by the Company without cause, due to the disability of the Executive, by the Executive for good reason (as defined in the Employment Agreement) following a change in control of the Company or by the Executive following the assignment to him of duties that are materially inconsistent with his position or following another material breach by the Company of the provisions of the Employment Agreement set forth in Section 8(b)(iv) thereof, the Executive will receive a lump sum payment equal to the amount of any remaining housing allowance payments scheduled to be paid for the twenty-four months following such termination of employment. In the event the Executive's employment terminates due to his death, the spouse or estate of the Executive will continue to receive monthly housing allowance payments through the end of the three year housing payment period or until the principal residence of the Executive is sold, whichever is earlier.

     The Amendment also provides that the Company will reimburse the Executive, on an after-tax basis, for any loss incurred by him on a sale of his principal residence which occurs prior to June 30, 2010 and prior to his termination of employment. For this purpose, any loss will be measured by the excess of the purchase price paid by the Executive for the principal residence over the higher of the sale price received by the Executive or the average of two independent appraisals of the fair market value of the principal residence as of the date of execution of the applicable purchase and sale agreement. In the event the Executive's employment is terminated by the Company without cause, due to the disability of the Executive, by the Executive for good reason (as defined in the Employment Agreement) following a change in control of the Company or by the Executive following the assignment to him of duties that are materially inconsistent with his position or following another material breach by the Company of the provisions of the Employment Agreement set forth in Section 8(b)(iv) thereof, the period during which he will be protected against loss will not end until the earlier of twenty-four months following such termination of employment or June 30, 2010. In the event the Executive's employment terminates due to his death, the period of loss protection will continue through June 30, 2010, and any reimbursement for loss will be paid to the Executive's spouse or estate. The cost of any appraisals required will be paid by the Company.


Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith:

      Exhibit No.         Description
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          10.1            First Amendment to the Employment Agreement, dated as
                          of January 1, 2005, between XL Capital Ltd and
                          Paul S. Giordano.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 14, 2005

                                    XL CAPITAL LTD
                                     (Registrant)



                                    By:   /s/ Kirstin Romann Gould
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                                          Name:   Kirstin Romann Gould
                                          Title:  Senior Vice President and
                                                  Chief Corporate Legal Officer